   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 2000
                                                      REGISTRATION NO. 333-42882



================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                             DELHAIZE AMERICA, INC.
             (Exact name of registrant as specified in its charter)

                       NORTH CAROLINA                                                56-0660192
(State or other jurisdiction of incorporation or organization)          (I.R.S. Employer Identification No.)

                            ------------------------
                             DELHAIZE AMERICA, INC.
                                  P.O. BOX 1330
                              2110 EXECUTIVE DRIVE
                         SALISBURY, NORTH CAROLINA 28145
                                 (704) 633-8250
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                            ------------------------
                              R. WILLIAM MCCANLESS
                             DELHAIZE AMERICA, INC.
                                  P.O. BOX 1330
                              2110 EXECUTIVE DRIVE
                         SALISBURY, NORTH CAROLINA 28145
                                 (704) 633-8250
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------
                                    COPY TO:
                             STEPHEN E. OLDER, ESQ.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               590 Madison Avenue
                            New York, New York 10022
                                 (212) 872-1000

                            ------------------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time or at one time after the effective date of this registration statement as determined by the selling stockholders.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                         CALCULATION OF REGISTRATION FEE


==================================================================================================================
                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
        TITLE OF EACH CLASS OF            AMOUNT TO BE     OFFERING PRICE         AGGREGATE           REGISTRATION
     SECURITIES TO BE REGISTERED           REGISTERED        PER UNIT(1)      OFFERING PRICE(1)           FEE(2)
------------------------------------------------------------------------------------------------------------------
Class A common stock, par value
$0.50 per share                            12,047,793          $16.00            $192,764,688          $50,889.88
==================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average high and low sales prices of a share of Class A common stock on the New York Stock Exchange, Inc. on July 26, 2000, as reported in published financial sources.


(2) Registration fee previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                             DELHAIZE AMERICA, INC.

                                12,047,793 SHARES

                             OF CLASS A COMMON STOCK

                               ------------------


       The shares of Delhaize America Class A common stock offered by this prospectus are being offered by the stockholders of our company named in the section entitled "Selling Stockholders" on page 5. The selling stockholders may sell the shares of Delhaize America Class A common stock from time to time in various types of transactions including:


       -  on the New York Stock Exchange;
       -  in the over-the-counter market; and
       -  in privately negotiated transactions.

       For additional information on methods of sale, you should refer to the section entitled "Plan of Distribution" on page 5. We will not receive any portion of the proceeds from the sale of these Class A common stock shares.

       Our Class A common stock is listed on the New York Stock Exchange under the symbol "DZA." In this prospectus, references to "Delhaize America," "we," "our" and "us" refer to Delhaize America, Inc.


       The selling stockholders will determine the price at which the shares of Class A common stock will be sold independent of our company. On August 14, 2000, the last sale price of the Class A common stock on the New York Stock Exchange was $15.31 per share.


       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is August 15, 2000.

                                TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
       YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS
       BECAUSE THEY ARE INHERENTLY UNCERTAIN ...........................3

       WHERE CAN YOU FIND MORE INFORMATION..............................3

       THE COMPANY......................................................4

       USE OF PROCEEDS..................................................4

       SELLING STOCKHOLDERS.............................................5

       PLAN OF DISTRIBUTION.............................................5

       EXPERTS..........................................................7

       LEGAL MATTERS....................................................7

       You should rely only on the information contained or incorporation by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy shares of our Class A common stock in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus is correct as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of our Class A common stock.

       YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE
                              INHERENTLY UNCERTAIN

       The statements contained in this prospectus that are not historical facts are "forward-looking statements" (as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act), which can be identified by the use of forward-looking terminology such as "estimates," "projects," "anticipates," "expects," "intends," "believes," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve inherent risks and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons. In any event, these statements speak only as of their dates; and we undertake no obligation to update or revise any of them, whether as a result of new information, future events or otherwise.

                       WHERE CAN YOU FIND MORE INFORMATION

       This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC" or the "Commission"). Some information in the registration statement has been omitted from this prospectus in accordance with SEC rules. We file annual, quarterly and special reports, proxy reports, proxy statements and other information with the SEC. You can read and copy the registration statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC: Seven World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our Class A common stock is quoted on the New York Stock Exchange under the symbol "DZA." Reports, proxy and information statements and other information concerning our company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York.

       The SEC allows us to "incorporate by reference" the information we have previously filed with it, which means we can disclose important information by referring to those documents. All information that we have incorporated by reference is available to you in accordance with the above paragraph. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until the selling stockholders have sold all the shares. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

       The following documents filed with the SEC are incorporated by reference in this prospectus:

       1. our Annual Report on Form 10-K for the fiscal year ended January 1, 2000;

       2.  our Quarterly Report on Form 10-Q for the quarter ended March 25,
2000;

       3.  our Quarterly Report on Form 10-Q for the quarter ended June 17,
2000;


       4.  our Current Report on Form 8-K dated July 31, 2000;



       5. our Definitive Proxy Statement dated March 31, 2000, in connection with the Annual Meeting of Stockholders held on May 4, 2000;



       6. the description of the Company's Class A common stock included under the heading "Description of Common Stock" on pages 1-3 of the Company's Registration Statement on Form 8-A filed with the Commission on March 1, 1984, as amended by the Company's Registration Statement on Form 8-A/A filed with the Commission on December 18, 1987, as amended by the Company's Registration Statement on Form 8-A filed with the Commission on September 2, 1999, as amended by the Company's Registration Statement on Form 8-A/A filed with the Commission on September 3, 1999; and

       7. our Registration Statement on Form S-4 filed with the Commission on November 17, 1999, as amended by Amendment No. 1 to Registration Statement on Form S-4 filed with the Commission on January 3, 2000.


       We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, excluding all exhibits unless the exhibits have specifically been incorporated by reference in such documents. You should direct any requests for documents to Delhaize America at the following address:

                             Delhaize America, Inc.
                                  P.O Box 1330
                              2110 Executive Drive
                         Salisbury, North Carolina 28145
                            Telephone: (704) 633-8250
                            Attn: Investor Relations

                                   THE COMPANY

       Delhaize America engages in one line of business, the operation of retail food supermarkets in the southeastern and mid-Atlantic regions of the United States. Delhaize America was incorporated in North Carolina in 1957 and maintains its corporate headquarters in Salisbury, North Carolina. Delhaize America's stores, which are primarily operated under the names "Food Lion" and "Kash n' Karry," sell a wide variety of groceries, produce, meats, dairy products, seafood, frozen food, deli/bakery and non-food items such as health and beauty care, prescriptions, and other household and personal products. Delhaize America offers nationally and regionally advertised brand name merchandise as well as products manufactured and packaged for Delhaize America under the private labels of "Food Lion" and "Kash n' Karry." Delhaize America's principal executive offices are located at 2110 Executive Drive, Post Office Box 1330, Salisbury, North Carolina 28145-1330. Delhaize America's company's telephone number is (704) 633-8250.

       RECENT DEVELOPMENTS


       On July 31, 2000, Delhaize America acquired Hannaford Bros. Co. ("Hannaford") by merging a wholly owned subsidiary of Delhaize America with and into Hannaford. As a result of the merger, Hannaford became a wholly owned subsidiary of Delhaize America. Hannaford is a multi-regional food retailer with supermarkets located throughout Maine, New Hampshire and Vermont, and in parts of New York, Massachusetts, Virginia, North Carolina and South Carolina. Its stores are operated primarily under the names "Shop'n Save" and "Hannaford." Hannaford also operates pharmacies within its supermarkets and combination stores.



       Immediately prior to closing the merger, pursuant to a Stock Exchange Agreement, dated August 17, 1999, among Empire Company Limited ("Empire"), its wholly owned subsidiary, E.C.L. Investments Limited ("E.C.L."), and Delhaize America, Delhaize America acquired the 10,418,565 shares of Hannaford common stock owned by Empire and E.C.L. in exchange for an aggregate of $501,349,134 in cash and 11,915,463 shares of its Class A common stock. In connection with its acquisition of Hannaford, Delhaize America paid $79 per share for all of the outstanding shares of Hannaford common stock (including those shares purchased pursuant to the Stock Exchange Agreement) through a combination of cash and the issuance of an aggregate of approximately 29,819,461 shares of its Class A common stock to Hannaford shareholders in the merger (including shares issuable upon the exercise of outstanding options) and Empire and E.C.L. pursuant to the Stock Exchange Agreement. The acquisition of Hannaford, valued at approximately $3.6 billion including the assumption of debt, was accounted for as a purchase transaction.


                                 USE OF PROCEEDS

       We will not receive any of the proceeds from the sale of the shares of Class A common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

       The shares of Class A common stock offered by this prospectus are being offered by Empire Company Limited, E.C.L. Investments Limited, the Pension Plan for Employees of Sobeys, Inc. and the Sobeys Inc. Master Trust Investment Fund. The shares are being registered by us pursuant to a Registration Rights Agreement, dated August 17, 1999, among the foregoing parties and Delhaize America.

       The table below sets forth information with respect to the selling stockholders including:

       -  the name of the selling stockholder;

       - the number of shares of Class A common stock beneficially owned by each selling stockholder as of July 31, 2000;

       - the number of shares of Class A common stock which may be offered and are being registered by this prospectus for the account of each selling stockholder; and

       - the amount of shares of Class A common stock to be owned by each selling stockholder assuming all of the shares are sold.


                                                                   NUMBER OF SHARES OF     NUMBER OF SHARES OF
                                             NUMBER OF SHARES OF     CLASS A COMMON       CLASS A COMMON STOCK
                                               CLASS A COMMON      STOCK WHICH MAY BE       TO BE OWNED AFTER
             NAME                                STOCK OWNED            OFFERED                 OFFERING(1)
             ----                                -----------            -------                 -----------
   Empire Company Limited                         6,347,367            6,347,367                    0

   E.C.L. Investments Limited                     5,568,096            5,568,096                    0
   Empire Company Limited (2)

   Pension Plan for Employees of                    127,187              127,187                    0
   Sobeys, Inc.

   Sobeys Inc. Master Trust Investment                5,143                5,143                    0
   Fund


----------

(1)    Assumes that all the shares being offered are sold in the offering.

(2) E.C.L. Investments Limited and Empire Company Limited share ownership of 5,568,096 shares by reason of E.C.L. Investments Limited being a wholly owned subsidiary of Empire Company Limited.

                              PLAN OF DISTRIBUTION

       Our company is registering the shares of Class A common stock on behalf of the selling stockholders. A selling stockholder is a person named under the section entitled "Selling Stockholders" and also includes any donee, pledgee, transferee or other successor-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of these methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may or may not involve brokers or dealers. The selling stockholders have advised our company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the selling stockholders.

       The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered by this prospectus, which shares these broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

       The selling stockholders may make these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

       The selling stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

       Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act. Our company has informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

       Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

       Upon our company being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

       - the name of each such selling stockholder and of the participating broker-dealer(s);

       -  the number of shares involved;

       -  the initial price at which such shares were sold;

       - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

       - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

       -  other facts material to the transactions.

In addition, upon our company being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                     EXPERTS

       The financial statements incorporated in this prospectus by reference to our Annual report on Form 10-K for the year ended January 1, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

       The validity of the shares of Class A common stock offered in this prospectus will be passed upon for our company by Robinson, Bradshaw & Hinson, P.A. with respect to North Carolina law.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The estimated expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are as follows:

       SEC Registration Fee ............................            $50,991
       Accounting Fees and Expenses ....................            $10,000*
       Legal Fees and Expenses (including Blue Sky) ....            $20,000*
       Miscellaneous Expenses ..........................            $ 5,000*

       Total ...........................................            $85,991*
                                                                    =======

       -----------
       *Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statutes provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding also may apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

       THE COMPANY'S CHARTER AND BYLAW PROVISIONS

       Our company's bylaws provide for the indemnification of any director or officer of the company against liabilities and litigation expenses arising out of his status as such, excluding (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the company and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy other than a directors' and officers' insurance policy maintained by the company.

       Our company's articles of incorporation provide for the elimination of the personal liability of each director of the company to the fullest extent permitted by law.

       DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

       Our company maintains directors' and officers' liability insurance, under which any controlling persons, director or officer of the company is insured or indemnified against certain liabilities which he may incur in his capacity as such.

ITEM 16. EXHIBITS

       A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes the exhibits and is incorporated by reference here.

ITEM 17. UNDERTAKINGS

       (a)    The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Delhaize America pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c)    The undersigned registrant hereby undertakes that:

              (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on August 15, 2000.


                                    DELHAIZE AMERICA, INC.

                                    By:  /s/ R. William McCanless
                                         ------------------------
                                          R. William McCanless
                                          President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement amendment on Form S-3 has been signed by the following persons in the capacities indicated on August 15, 2000.



                 SIGNATURE                                           TITLE
           /s/ R. William McCanless              President and Chief Executive Officer, Director
           ------------------------                       (Principal Executive Officer)
             R. William McCanless

          /s/ Pierre-Olivier Beckers*                    Chairman of the Board, Director
          --------------------------
            Pierre-Olivier Beckers

       /s/ Dr. Jacqueline K. Collamore*                             Director
       -------------------------------
         Dr. Jacqueline K. Collamore

    /s/ Jean-Claude Coppieters t' Wallant*                          Director
    -------------------------------------
      Jean-Claude Coppieters t' Wallant

           /s/ William G. Ferguson*                                 Director
           -----------------------
             William G. Ferguson

         /s/ Dr. Bernard W. Franklin*                               Director
         ---------------------------
           Dr. Bernard W. Franklin

              /s/ Joseph C. Hall*                 Director, Senior Vice President of Operations
              ------------------
                Joseph C. Hall

            /s/ Margaret H. Kluttz*                                 Director
            ----------------------
              Margaret H. Kluttz

             /s/ Dominique Raquez*                                  Director
             --------------------
               Dominique Raquez

              /s/ Pierre Dumont*                                    Director
              -----------------
                Pierre Dumont

              /s/ Laura Kendall*                   Vice President of Finance, Chief Financial
              ----------------                       Officer (Principal Accounting Officer)
                Laura Kendall

                                                     Vice Chairman of the Board, Director
           ----------------------
             Hugh G. Farrington

----------
* Signed by R. William McCanless as attorney-in-fact.

                                  EXHIBIT INDEX


Exhibit
Number        Exhibit Description
-------       -------------------
2        -    Agreement and Plan of Merger, dated as of August 17, 1999, among
              Delhaize America, Hannaford and FL Acquisition Sub, Inc., as
              amended, which is incorporated herein by reference to Exhibit 2.1 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on November 17, 1999, as amended by Amendment No. 1 to Delhaize America's Registration Statement on Form S-4 filed with the SEC on January 3, 2000

4.1      -    Articles of Incorporation, together with all amendments thereto
              (through May 5, 1988), which is incorporated by reference to
              Exhibit 3(a) to Delhaize America's Annual Report on Form 10-K
              dated March 24, 1992

4.2      -    Articles of Amendment to Articles of Incorporation, which is incorporated by reference to Exhibit 3.1 to the Company's Current
              Report on Form 8-K dated September 7, 1999

4.3      -    Bylaws of the Company effective September 7, 1999, which are incorporated by reference to Exhibit 3.2 of the Company's Current
              Report on Form 8-K dated September 7, 1999

5        -    Opinion of Robinson, Bradshaw & Hinson, P.A. regarding validity of the securities to be registered

23.1     -    Consent of Robinson, Bradshaw & Hinson, P.A. (included in the opinion filed as Exhibit 5 to this Registration Statement)

23.2     -    Consent of Independent Accountants, PricewaterhouseCoopers LLP

24       -    Powers of Attorney *

99.1     -    Stock Exchange Agreement, dated August 17, 1999, among Delhaize
              America, Empire Company Limited and E.C.L. Investments Limited,
              which is incorporated by reference to Exhibit 99.2 to Delhaize
              America's Registration Statement on Form S-4 filed with the SEC on
              November 17, 1999, as amended by Amendment No. 1 to Delhaize
              America's Registration Statement on Form S-4 filed with the SEC on
              January 3, 2000

99.2     -    Registration Rights Agreement, dated August 17, 1999, among
              Delhaize America, Empire Company Limited, E.C.L. Investments
              Limited, Pension Plan for Employees of Sobeys, Inc. and Sobeys
              Inc. Master Trust, Investment Fund, which is incorporated by reference to Exhibit 99.3 to Delhaize America's Registration
              Statement on form S-4 filed with the SEC on November 17, 1999, as amended by Amendment No. 1 to Delhaize America's Registration
              Statement on Form S-4 filed with the SEC on January 3, 2000



---------------------
* Previously filed.